Exhibit 99.1

FOR IMMEDIATE RELEASE	Press Contact: Yolanda White 858-812-7302 Direct Investor Information: 877-934-4687 investor@kratosdefense.com

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

PRICES OFFERING OF COMMON STOCK

SAN DIEGO, CA, September 7, 2017 — Kratos Defense & Security Solutions, Inc. (“Kratos”) (Nasdaq: KTOS), announced today the pricing of an underwritten offering of 14,000,000 shares of its common stock at a public offering price of $12.25 per share.  The net proceeds to Kratos from the offering, after deducting underwriting discounts and commissions, are expected to be approximately $162,067,500. Kratos has also granted the underwriters a 30-day option to purchase up to an additional 2,100,000 shares of common stock.  All of the shares in the offering are to be sold by Kratos.  The offering is expected to close on September 12, 2017, subject to customary closing conditions.

Kratos expects to use the net proceeds from the offering to position itself for projected growth from new and anticipated increased production on under contract programs and expected to be received new programs and contracts, to reduce its indebtedness in order to reduce the Company’s cost of capital and facilitate its long-term strategy, and for general corporate purposes, including potential acquisitions.

J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC are acting as joint book-running managers for the offering.  B. Riley & Co., Canaccord Genuity, Drexel Hamilton, Noble Capital Markets and Seaport Global Securities are acting as co-managers for the offering.

A shelf registration statement relating to the shares of common stock to be issued in the offering was filed with the Securities and Exchange Commission (“SEC”) and is effective.  This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

A preliminary prospectus supplement and accompanying prospectus describing the terms of the offering has been filed with the SEC and a final prospectus supplement will be filed with the SEC. Copies of the final prospectus supplement and accompanying prospectus relating to the offering may be obtained, when available, from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (866) 803-9204; or from Goldman Sachs & Co. LLC, Prospectus Department, 200 West Street, New York, NY 10282, by telephone at (866) 471-2526, by facsimile at (212) 902-9316 or by email at prospectus-ny@ny.email.gs.com. Electronic copies of the final prospectus supplement and accompanying prospectus will also be available on the SEC’s website at www.sec.gov.

About Kratos Defense & Security Solutions

Kratos Defense & Security Solutions, Inc. (Nasdaq: KTOS) develops transformative, affordable technology for the Department of Defense and commercial customers. Kratos is changing the way breakthrough technology for these industries is brought to market through proactive research and a streamlined development process. Kratos specializes in unmanned systems, satellite communications, cyber security/warfare, microwave electronics, missile defense, training and combat systems.

Notice Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements relate to a variety of matters, including, without limitation, Kratos’ expectations regarding the sale of shares of its common stock in the proposed public offering, use of the expected proceeds from the proposed public offering and other statements that are not purely statements of historical fact.  These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Kratos and are subject to significant risks and uncertainty.  Investors are cautioned not to place undue reliance on any such forward-looking statements.  All such forward-looking statements speak only as of the date they are made, and Kratos undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

Factors that could cause actual results to differ materially from the forward-looking statements contained herein include, but are not limited to: risks and uncertainties related to market conditions and the satisfaction of customary closing conditions related to the proposed public offering.  There can be no assurance that Kratos will be able to complete the proposed public offering on the anticipated terms, or at all.  For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Kratos in general, see the risk disclosures in the Annual Report on Form 10-K of Kratos for the year ended December 25, 2016, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by Kratos.